PROXY VOTING RESULTS (UNAUDITED)

HENNESSY CORNERSTONE GROWTH FUND

A special meeting of the Fund's shareholders was held on June 30, 2000. The results of the votes taken among shareholders on proposals before them are reported below. Each vote reported represents one share of shares outstanding held on the record date for the meeting.

PROPOSAL 1

To approve the new investment management agreement between O'Shaughnessy Funds, Inc. on behalf of the Fund, and Edward J. Hennessy, Inc.


                                            # OF                        % OF
                                          VOTES CAST                  VOTES CAST

Affirmative                                6,075,818                     90.33%
Against                                      498,838                      7.41%
Abstain                                      152,134                      2.26%
              TOTAL                        6,726,790                    100.00%

PROPOSAL 2

To elect as Directors.

                                             # OF                    % OF
                                          VOTES CAST              VOTES CAST

J. DENNIS DESOUSA

Affirmative                                6,331,310                     94.12%
Withheld                                     395,480                      5.88%
              TOTAL                        6,726,790                    100.00%

ROBERT T. DOYLE

Affirmative                                6,323,282                     94.00%
Withheld                                     403,508                      6.00%
              TOTAL                        6,726,790                    100.00%

NEIL J. HENNESSY

Affirmative                                6,363,912                     94.61%
Withheld                                     362,878                      5.39%
              TOTAL                        6,726,790                    100.00%

HARRY F. THOMAS

Affirmative                                6,370,354                     94.70%
Withheld                                     356,436                      5.30%
              TOTAL                        6,726,790                    100.00%

PROPOSAL 3

To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants of the O'Shaughnessy Funds, Inc. for the fiscal year ending September 30, 2000.

                                             # OF                    % OF
                                          VOTES CAST              VOTES CAST

Affirmative                                6,496,581                     96.59%
Against                                      106,789                      1.58%
Abstain                                      123,420                      1.83%
              TOTAL                        6,726,790                    100.00%


HENNESSY CORNERSTONE VALUE FUND

A special meeting of the Fund's shareholders was held on June 30, 2000. The results of the votes taken among shareholders on proposals before them are reported below. Each vote reported represents one share of shares outstanding held on the record date for the meeting.

PROPOSAL 1

To approve the new investment management agreement between O'Shaughnessy Funds, Inc. on behalf of the Fund, and Edward J. Hennessy, Inc.


                                            # OF                     % OF
                                          VOTES CAST              VOTES CAST

Affirmative                                1,499,844                     90.79%
Against                                      114,741                      6.95%
Abstain                                       37,318                      2.26%
              TOTAL                        1,651,903                    100.00%

PROPOSAL 2

To elect as Directors.

                                             # OF                    % OF
                                          VOTES CAST              VOTES CAST

J. DENNIS DESOUSA

Affirmative                                1,514,632                     91.69%
Withheld                                     137,271                      8.31%
              TOTAL                        1,651,903                    100.00%

ROBERT T. DOYLE

Affirmative                                1,512,472                     91.56%
Withheld                                     139,431                      8.44%
              TOTAL                        1,651,903                    100.00%

NEIL J. HENNESSY

Affirmative                                1,518,536                     91.93%
Withheld                                     133,367                      8.07%
              TOTAL                        1,651,903                    100.00%

HARRY F. THOMAS

Affirmative                                1,521,147                     92.08%
Withheld                                     130,756                      7.92%
              TOTAL                        1,651,903                    100.00%

PROPOSAL 3

To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants of the O'Shaughnessy Funds, Inc. for the fiscal year ending September 30, 2000.

                                             # OF                    % OF
                                          VOTES CAST              VOTES CAST

Affirmative                                1,564,949                     94.74%
Against                                       42,501                      2.57%
Abstain                                       44,453                      2.69%
              TOTAL                        1,651,903                    100.00%